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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45456) pertaining to the 1995 Stock Option Plan, 1997 Stock Option Plan and 2000 Employee Stock Purchase Plan of Virage, Inc. of our report dated April 13, 2001 with respect to the consolidated financial statements and schedule of Virage, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2001.


                                        /s/ Ernst & Young LLP


San Jose, California
June 19, 2001